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                                                                    Exhibit 21
                              Avista Corporation

                          SUBSIDIARIES OF REGISTRANT

                                                      State or Country
   Subsidiary                                         of Incorporation
   ----------                                         ----------------
   Avista Capital, Inc.                               Washington

   Avista Advantage, Inc.                             Washington

   Avista Communications, Inc.                        Washington

   Avista Development, Inc.                           Washington

   Avista Energy, Inc.                                Washington

   Avista Energy Canada LTD                           Canada

   Copac Management, Inc.                             Canada

   Avista Laboratories, Inc.                          Washington

   H2Fuel, LLC                                        Washington

   Avista Power, LLC                                  Washington

   Avista Services, Inc.                              Washington

   Avista Turbine Power, Inc.                         Washington

   Avista Rathdrum, LLC                               Washington

   Coyote Springs 2, LLC                              Delaware

   Rathdrum Power, LLC                                Idaho

   Avista Ventures, Inc.                              Washington

   Pentzer Corporation                                Washington

   Pentzer Venture Holdings II, Inc.                  Washington

   Bay Area Manufacturing, Inc.                       Washington

   Advanced Manufacturing and Development, Inc.       California

   Avista Receivables Corporation                     Washington

   Spokane Energy, LLC                                Delaware